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                                  Exhibit 3(c)
                                  ------------


                            Certificate of Amendment
                           by Directors of Worthington
                           Foods, Inc. (as filed with
                              the Ohio Secretary of
                              State on May 6, 1997)

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             Prescribed by
             BOB TAFT, Secretary of State                 Charter No. __________
[THE SEAL    30 East Broad Street, 14th Floor             Approved _____________
OF THE       Columbus, Ohio  43266-0418                   Date _________________
SECRETARY    Form SH-AMD (January 1991)                   Fee
OF STATE
OF OHIO]


                            CERTIFICATE OF AMENDMENT
                                 BY DIRECTORS OF

                             Worthington Foods, Inc.
--------------------------------------------------------------------------------
                              (Name of Corporation)

Dale E. Twomley                                     , who is:
----------------------------------------------------

[ ] Chairman of the Board     [X] President     [ ] Vice President (check one)

and

Ronald L. McDermott                        , who is:
-------------------------------------------

[X] Secretary     [ ] Assistant Secretary (Check One)

of the above name Ohio corporation for profit do hereby certify that:

[X] a meeting of the Board of Directors called and held on the 22nd day of April, 1997,

[ ] in a writing signed by all of the Directors pursuant to Section 1701.54 of the Ohio Revised Code,


the following resolution was adopted pursuant to Section 1701.70 (B) ( 1 ) (insert the proper paragraph number) of the Ohio Revised Code:

Please see Annex A for resolution adopted by Board of Directors



         IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 22nd day of April, 1997.


                                             By  /s/ Dale E. Twomley
                                                -------------------------------
                                                 Dale E. Twomley, President


                                             By  /s/ Ronald L. McDermott
                                                -------------------------------
                                                 Ronald L. McDermott, Secretary

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

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                                     Annex A
                                     -------


                      RESOLVED, that pursuant to the authority
                  conferred upon the Board of Directors of the Corporation pursuant to Article FOURTH, Paragraph
                  (A) of the Amended and Restated Articles of Incorporation of the Corporation, as amended (the "Articles"), and Section 1 of the terms and conditions (the "Terms and Conditions") of the Series A Junior Participating Preferred Shares of the Corporation, included as part of the Articles, the Board of Directors hereby amends Section 1 of the Terms and Conditions by deleting the existing
                  Section 1 in its entirety and by substituting in its place the following:

                           Section 1. DESIGNATION AND AMOUNT. Three
                  Hundred Thousand (300,000) of the preferred shares, without par value ("Preferred Shares"), of the Corporation authorized, are designated "Series A Junior Participating Preferred Shares" with the rights, preferences, privileges and restrictions specified herein (the "Series A Preferred Shares"). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Shares.